BodyTel Scientific Inc. to Attend the 2007 TeleHealth Conference

HENDERSON, NV – March 14, 2007 – BodyTel Scientific, Inc. (OTCBB: BDYT) a company focused on the development of innovative wireless healthcare products, today announced that they will be attending the TeleHealth International Conference on March 19th  and 20th in Hannover, Germany. The exhibition is taking place in conjunction with CeBIT, the world's largest computer and technology trade fair.

TeleHealth is the first event in Europe devoted exclusively to telemedical products and applications. The event organizer, Deutsche Messe AG, will focus on chronic illnesses and home care, and the potential impact telemedical technologies can have in this extremely lucrative market. According to the latest studies, chronic illness represents about 20 percent of the total cases of illness and account for 80 percent of the costs in the healthcare system.

Stephan Schraps, President and CEO of BodyTel’s joint venture company GlucoTel Scientific, commented, “We are dedicated on utilizing technology to improve patient care and reduce healthcare costs. As E-health is one of the main themes at CeBIT 2007, our GlucoTel wireless diabetes meter should attract significant attention and media coverage. Additionally, holding the TeleHealth during CeBIT means we will experience a diverse visitor makeup and high visitor numbers ensuring maximum exposure for our company and products.”

The TeleHealth show is being held at the Convention Center in the exhibition grounds in Hannover.  Distinguished specialists from all over the world will be present at this convention where they will discuss relevant trends and present case histories from all sectors of Telemedicine. For more information about the conference please visit, www.telehealth.de.

About BodyTel Scientific, Inc.

BodyTel Scientific Inc. is a company focused on the development of innovative wireless healthcare products. BodyTel offers a complete system of wireless meters covering all relevant data from blood glucose, blood pressure, weight and diet to assist healthcare providers in monitoring the health of their patients suffering from diabetes. For more information please visit www.BodyTel.com.

Forward-Looking Statements

Statements regarding the Company's business which are not historical facts are “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward looking statements in this press release include that our Glucotel wireless diabetes meter should attract significant attention and media coverage; and that holding the TeleHealth during CeBIT means we will experience a diverse visitor makeup and high visitor numbers ensuring maximum exposure for our company and products.  Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent and FDA/CE filings may be rejected by the patent offices and regulators; other companies may discover and develop better or cheaper technologies that would render our products obsolete and we may not have sufficient funding to further develop and/or market our technology.  Readers are directed to the BodyTel Scientific, Inc.’s reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed December 14, 2006 under our prior name Sellcell.net which outlined the company’s current business for further information and factors that may affect BodyTel Scientific Inc.’s business and results of operations as well as the Company’s form 10-KSB filed on December 15, 2006 and the Company’s form 10-QSB filed on January 16, 2007. BodyTel Scientific Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

Contact:

Investors Relations

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David Zazoff

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